Consent of Independent Registered Public Accounting Firm

The Board of Directors

LMP Real Estate Income Fund Inc.

We consent to the use of our report dated February 19, 2015 with respect to the financial statements of LMP Real Estate Income Fund Inc., as of December 31, 2014, incorporated herein by reference and to the references to our firm under the heading “Additional Information about the Funds – Financial Highlights” in the Proxy Statement/Prospectus on Form N-14.

/s/ KPMG LLP

New York, New York

October 28, 2015